Exhibit 99.1

                            RushTrade Group Launches
                     Global Media Fund Advertising Campaign

DALLAS, TEXAS (June 21, 2005) - Rush Financial Technologies, Inc., dba RushTrade(R) Group (OTC.BB: "RSHF") announced it has contracted with Global Media Fund, LLC to launch a nationwide advertising campaign for the Company and its subsidiary, RushTrade Securities, Inc.

The agreement calls for the regular distribution of feature articles to over 10,000 newspapers, news and wire services, and to more than 6,000 radio stations spanning up to a 16 month period, delivering an estimated $3,750,000 worth of nationally syndicated newspaper space and radio airtime. The print features are expected to reach an estimated audience of 34,000,000 readers per month. The cost of the campaign is expected to total $250,000, and is to be paid in monthly installments in either cash or in shares of RSHF restricted common stock.

"We are excited about the Global Media Fund advertising campaign. We believe Global Media Fund's NewsUSA nationwide newspaper and radio media campaigns will increase our brand awareness and generate new business for RushTrade Group," said D. M. Rusty Moore, Jr., President and CEO of Rush Financial Technologies, Inc.

About Global Media Fund, LLC

Global Media Fund is a media4equity company that was established to help strong emerging growth companies conduct national media awareness and marketing campaigns in exchange for equity. Global Media Fund, along with its partner NewsUSA, have serviced more than 3,000 clients over nearly two decades, including 33 U.S. government agencies and a large portion of the Fortune 1000 companies such as Fidelity Investments, NASDAQ, MasterCard Visa, Merrill Lynch, AOL, Merck, Ford and many more. Global Media Fund and NewsUSA have also been instrumental in the development of numerous companies that have increased their sales and/or brand and company awareness from startup values to levels consistent with nationally known companies. Furthermore, Global Media Fund guarantees the media placement results. More information can be found about Global Media Fund at www.GlobalMediaFund.com and about NewsUSA at www.NewsUSA.com.

About RushTrade Group

RushTrade Group operates through two primary wholly owned subsidiaries:

RushGroup Technologies, Inc. ("RushGroup") is a registered Service Bureau and member of the Certified Partners program with the Nasdaq Stock Market. RushGroup serves as the Company's financial technology development subsidiary, which develops and operates proprietary real-time portfolio management software products, advanced order management systems, direct-access trading software applications and a data service center. Utilizing a number of proprietary technologies and its exclusive Direct Access Routing Technology (DART(TM)), an intelligent order routing system, RushGroup offers real-time market data platforms and direct access trading systems to NASD member broker/dealers, institutional portfolio managers and traders.

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RushTrade  Securities,   Inc.  ("RushTrade"),   a  fully-disclosed   introducing
broker/dealer and member NASD, PCX and SIPC, offers securities and direct access online brokerage, trading and advanced order routing services to its retail customers utilizing RushGroup's software products. RushTrade customer accounts are insured up to $25 million and are held at a third-party clearing firm. RushTrade is registered in all 50 states and accepts customers from most foreign countries. Customer accounts are self-directed, and RushTrade does not provide advice or make trade recommendations.

RushTrade Group is headquartered in Dallas, Texas, and our common stock is traded on the OTC.BB market under the symbol "RSHF." For more information about RushTrade and RushGroup products, please visit www.rushtrade.com and www.rushgroup.com.

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This press release includes statements that may constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, continued acceptance of Rush's products and services in the marketplace, competitive factors, changes in regulatory environments, and other risks detailed from time to time in Rush's periodic reports filed with the SEC, including, but not limited to, its Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB. Rush does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

Investor Relations Contact:         Sharron Kuzma
                                    (972) 450-6000
                                    skuzma@rushgroup.com





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